PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR USE OF THE
                                         COMMISSION ONLY (AS PERMITTED BY RULE
                                         14A-6(E) (2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                             AMERICAN SKIING COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-c(1) (4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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

     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:


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         (2)   Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

         (3)   Filing Party:


-------------------------------------------------------------------------------

         (4)   Date Filed:


-------------------------------------------------------------------------------

                     [LETTERHEAD OF AMERICAN SKIING COMPANY]

                                                               November 8, 1998

         Dear Shareholder:

                  You are cordially invited to attend the 1998 Annual Meeting of Shareholders of American Skiing Company, which will be held at 9:00 a.m., Eastern Time, on Tuesday, December 8, 1998, at the Jordan Grand Hotel, Newry, Maine 04261.

                  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. If you plan to attend, please check the box provided on the proxy card. Only shareholders entitled to vote at the Annual Meeting and their proxies will be permitted to attend the Annual Meeting.

                  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                            Sincerely yours,



                                            /s/ Leslie B. Otten
                                            Leslie B. Otten
                                            Chairman and Chief Executive Officer

                     [LETTERHEAD OF AMERICAN SKIING COMPANY]
                             AMERICAN SKIING COMPANY
                                  P.O. Box 450
                                Bethel, ME 04217
                     ---------------------------------------

                NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS

                      -------------------------------------

                                                               November 8, 1998


To our Shareholders:

         The Annual Meeting of Shareholders of American Skiing Company, a Maine corporation, will be held on Tuesday, December 8, 1998, at 9:00 a.m., Eastern Standard Time, at the Jordan Grand Hotel, Newry, Maine 04261:

    (1)   To elect Directors;

    (2) To ratify the appointment of PricewaterhouseCoopersL.L.P. as independent public accountants;

    (3) To transact such other business as may properly come before the meeting.

         The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on October 15, 1998. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the 1998 Annual Meeting. All stockholders are cordially invited to attend the 1998 Annual Meeting.

         A copy of the Company's Annual Report to shareholders for the fiscal year ended July 26, 1998 is enclosed.

         A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Boston Equiserve, 150 Royall Street, Canton, Massachusetts, 02021, during ordinary business hours for ten days prior to the Annual Meeting, as well as at the Company's executive offices at Sunday River Road, Bethel, ME 04217.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                             By Order of the Board of Directors

                                                 /s/ Christopher E. Howard
                                                Christopher E. Howard
                                                Secretary

                             AMERICAN SKIING COMPANY

                             -----------------------

                          PROXY STATEMENT FOR THE 1998
                         ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy, being mailed to shareholders on or about November 8, 1998, is solicited by the Board of Directors of American Skiing Company (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, December 8, 1998. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Clerk of the Company prior to the Meeting or by voting by ballot at the Meeting. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment. The mailing address of the Company is P.O. Box 450, Bethel, ME 04217.

         Holders of Common Stock and Class A Common Stock of the Company as of the close of business on October 15, 1998 will be entitled to vote at the Meeting. On such date there were outstanding and entitled to vote 15,525,022 shares of Common Stock of the Company and 14,760,530 shares of Class A Common Stock of the Company. Pursuant to the Company's Articles of Incorporation (the "Charter"), four directors of the Company are elected by a majority vote of the holders of Class A Common Stock and three directors are elected by a majority vote of the holders of the Common Stock. Each share of Common Stock and Class A Common Stock is entitled to one vote with respect to each other matter to be voted on at the Meeting. The holders of a majority of outstanding shares of Common Stock and the holders of a majority of outstanding shares of Class A Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

         The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock or Class A Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL INFORMATION - ELECTION OF DIRECTORS

         The Charter and the bylaws of the Company provide that two-thirds of the Board of Directors of the Company shall be comprised of directors elected by the holders of the Class A Common Stock (the "Class A Directors") and one-third shall be comprised of directors elected by the holders of the Common Stock (the "Common Directors"). The directors are to serve staggered terms, with one-third of the directors elected for a one year term, one-third of the directors elected for a two year term, and one-third of the directors elected for a three year term. Pursuant to the Company's Charter, four directors will be elected by the affirmative vote of the holders of a majority of the shares of Class A Common Stock cast at the Meeting and three directors will be elected by the affirmative vote of the holders of a majority of the shares of Common Stock cast at the Meeting. Currently, the Board of Directors is comprised of six members, four of which are Class A Directors and two of which are Common Directors. At the Meeting, four Class A Directors will be elected by the Class A Common Stock holders and three Common Directors will be elected by the Common Stock holders. At subsequent annual meetings of the Company, each director whose term is expiring (or successor nominees) will be considered for election for three year terms. Those nominees receiving the highest numbers of votes at the Meeting will be elected for the respective directorships for which they have been nominated.

          Leslie B. Otten owns all of the Class A Common Stock of the Company. Consequently, Mr. Otten has the ability to elect all of the Class A Directors.

         The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Nassetta, Alvord and Hawkes as Common Directors and FOR the election of Messrs. Howard, Otten, Gillies and Wilson as Class A Directors.

                      INFORMATION WITH RESPECT TO NOMINEES

         The following sets forth the name and age of each nominee, all other positions and offices, if any, now held by him or her with the Company, his or her principal occupation during the last five years and any other directorships of SEC reporting companies held by such nominee.

NOMINEES FOR COMMON DIRECTORS

Three Year Term
---------------

          Joel B. Alvord, Director. 60. Mr. Alvord was appointed a director of the Company on February 9, 1998. Mr. Alvord is currently President and Managing Director of Shawmut Capital Partners, Inc. Prior to joining Shawmut in 1996, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord began his banking career in 1963. He became President of Hartford National Corporation in 1978 and served as Chief
Executive Officer of Shawmut National Corporation from 1987 to 1995. He is a director of Hartford Steam Boiler Inspection & Insurance Company (HSB Group), CUNO, Inc., and Fleet Financial Group. He has been a member of the Board of the Federal Reserve Bank of Boston and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts, a trustee of The A.R.T., and an overseer of the Boston Symphony Orchestra and the Museum of Fine Arts.

Two Year Term
-------------

          Christopher J. Nassetta, Director. 36. Mr. Nassetta was appointed a director of the Company on February 9, 1998. Mr. Nassetta is Executive Vice President and Chief Operating Officer for Host Marriott Corporation. Before joining Host Marriott in 1995, Mr. Nassetta co-founded Bailey Capital Corporation in 1991, where he was responsible for the operations of the real estate investment and advisory firm. Prior to founding Bailey Capital Corporation, Mr. Nassetta spent seven years with The Oliver Carr Company, serving as Chief Development Officer and as Development Director, as well as Vice President and Regional Partner. Currently, Mr. Nassetta serves on the Board of Trustees for Prime Group Realty Trust, and as a member of the McIntire School of Commerce Advisory Board for the University of Virginia.

One Year Term
-------------

         David B. Hawkes. 54. David B. Hawkes is a nominee to join the Board of Directors of the Company. He is currently a co-owner, consultant and business advisor of Cloudhawk, Inc., a management consulting firm which has offices in Maine and New Hampshire. He is also a part owner in New England Internet Services, Inc. Before founding Cloudhawk in 1993, Mr. Hawkes served as partner with KPMG Peat Marwick from 1970 to 1993, in charge of the firm's Portland, Maine tax practice. Mr. Hawkes is a member of the Board of Directors of several companies, including AAA of Northern New England, Bancroft & Martin, Inc., Mark Stimson Associates, and Northland Health Group.

NOMINEES FOR CLASS A DIRECTORS

Three Year Term
---------------

          Leslie B. Otten, Director, President and Chief Executive Officer. 49. Mr. Otten has served in his present capacity since the inception of the Company in July, 1997. In 1970, Mr. Otten joined Sherburne Corporation, then the parent company of Sunday River, Killington and Mount Snow. Mr. Otten became Assistant General Manager of Sunday River in 1972 and became General Manager of Sunday River in 1974. He has been a director and the President and Chief Executive Officer of the Company (or its predecessors) since 1980. Mr. Otten is currently a director and was previously chairman of the Portland Museum of Art, and is also a director of the Maine Chamber and Business Alliance, Maine Handicap Skiing, Gould Academy (a private secondary school) and Project Opportunity (a higher education scholarship program).

Two Year Term
-------------

         Christopher E. Howard, Director, Senior Vice President, Acting Chief Financial Officer, General Counsel and Clerk. Chief Operating Officer and Senior Vice President, American Skiing Company Resort Properties, Inc. 41. Mr. Howard has been a director and officer of the Company since its inception in July, 1997. Mr. Howard joined the Company's subsidiary, ASC East, Inc., in 1996 after serving as its outside counsel. From 1982 to October, 1996, Mr. Howard practiced with Pierce Atwood, northern New England's largest law firm, where he was a partner and senior member of the firm with a practice emphasizing on corporate and real estate development. Mr. Howard organized and was the interim Chief Executive Officer of Maine Employers' Mutual Insurance Company, Maine's second largest insurance company. He serves on the Board of the Maine Governmental Facilities Authority and is a former member of the Board of the Maine Chamber of Commerce.

One Year Term
-------------

          Gordon M. Gillies, Director. 54. Mr. Gillies was appointed as a director of the Company in February 9, 1998. Mr. Gillies retired as a Coast Guard Officer in 1970, attended the University of New Mexico (M.A. 1972) and Wake Forest University (J.D. 1976). Mr. Gillies practiced law in Maine from 1976 to 1991, when he retired from practice to join the faculty of Hebron Academy, a private boarding-day secondary school in Maine.

          Martel D. Wilson, Jr., Director. 61. Mr. Wilson was appointed as a director of the Company in August, 1998. Mr. Wilson is the former Vice President, Chief Financial Officer and Director of S-K-I Ltd., the owner and operator of the Killington, Mount Snow and Sugarloaf ski resorts, in which capacities he served from 1988 to 1996. He graduated from the University of Colorado and received an M.B.A. from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California and Nevada, and a director of Chittenden Corp., a bank holding company with subsidiaries in Massachusetts and Vermont. He is a past President and Director of the Rutland Region Chamber of Commerce, a past Trustee of the College of St. Joseph the Provider, a past President and Director of the Rutland Regional Medical Center, and past Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company.

      The Board of Directors recommends that holders of Common Stock vote FOR each of the Common Directors nominated in Proposal 1 and that holders of Class A Common Stock vote FOR each of the Class A Directors nominated in Proposal 1.

EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company and its primary subsidiaries as of the date hereof:

  Name/Age                                               Position
  --------                                               --------

Leslie B. Otten, 49              Director, President and Chief Executive Officer

Christopher E. Howard, 41        Director,  Senior Vice  President,
                                 Acting Chief  Financial Officer,
                                 General  Counsel  and
                                 Clerk of  American  Skiing Company;
                                 Chief Operating Officer and
                                 Senior Vice President of
                                 American Skiing Company Resort Properties, Inc.

G. Christopher Brink, 45         Senior Vice President--Marketing

Warren C. Cook, 53               Chief  Operating  Officer,
                                 Senior  Vice  President--Resort Operations

W. Scott Oldakowski, 35          Senior Vice President--Marketing and Sales of
                                 American Skiing Company Resort Properties, Inc.


Michael Meyers, 44               Senior Vice  President--Project Delivery of
                                 American Skiing Company Resort Properties, Inc.

Gregory Spearn, 45               Senior Vice President--Planning and Development
                                 of American Skiing Company Resort
                                 Properties, Inc.



          For biographical information about Messrs. Otten and Howard, see "Information With Respect to Nominees."

         G. Christopher Brink, Senior Vice President--Marketing. Mr. Brink has been with the Company since 1993 and in his present capacity since July 1996. Prior to joining the Company, Mr. Brink served from 1991-1993 as a director of off-site sale centers for Marriott Vacation Ownership, Inc.

          Warren C. Cook, Chief Operating Officer, Senior Vice President--Resort Operations. Mr. Cook joined the Company in 1996 as Managing Director of Sugarloaf Mountain Corporation, upon ASC East's acquisition of that Company. Mr. Cook has served as Senior Vice President - Resort Operations of the Company since January, 1997, and as the Company's Chief Operating Officer since July 1998. Prior to joining the Company, Mr. Cook was President and Chief Executive Officer of Sugarloaf Mountain Corporation from 1986 to 1996.

         W. Scott Oldakowski, Senior Vice President--Marketing and Sales, American Skiing Company Resort Properties, Inc. Mr. Oldakowski joined the Company in 1991 as an independent consultant on the Summit Hotel project before being hired as Director of Real Estate in 1993. He became Vice President of Real Estate Sales for the Company in 1995. From 1986 to 1991, he served as Director of Sales and Marketing at multiple resorts for Dunes Marketing Group, a resort development firm.

         Michael Meyers, Senior Vice President--Project Delivery, American Skiing Company Resort Properties, Inc. Mr. Meyers joined the Company in April
1995 and has led the development of five hotels for Grand Summit Resort Properties, Inc., a subsidiary of the Company. From 1989 to 1993, Mr. Meyers was Vice President at Stanmar Development, a real estate development firm. Immediately prior to joining the Company, he was chief operating officer from 1993 to 1995 for Massachusetts Industrial Finance Agency.

         Gregory Spearn, Senior Vice President--Planning and Development, American Skiing Company Resort Properties, Inc. Mr. Spearn joined the Company in the fall of 1997, specializing in master planning, entitlements and on-time/on-budget project delivery. From 1995 to 1997, he held the position of Senior Vice President of Intrawest Corporation. Prior to joining Intrawest he served as Senior Vice President, Development for the Polygon Group of Companies, a large private corporation engaged in the multi-family development and construction business in the Pacific Northwest, beginning in 1993.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth in the following table is the beneficial ownership of the Company's Common Stock and Class A Common Stock as of October 1, 1998, for all directors, nominees and the executive officers listed on the Summary Compensation Table and all directors, nominees and executive officers as a group. No director, nominee or executive officer owns more than 1% of the outstanding shares of Common Stock of the Company (including exercisable options), with the exception of Mr. Otten, who owns approximately 15.6% of the total outstanding shares of Common Stock of the Company (including exercisable options) and all of the outstanding shares of Class A Common Stock of the Company. All directors and executive officers as a group own approximately 17.6% of the total outstanding shares of Common Stock of the Company (including exercisable options). No director or executive officer of the Company, other than Mr. Otten, owns any Class A Common Stock of the Company.


                                          Common Stock              Class A Common                 Percent Of Class A
                                          Beneficially Owned        Stock Beneficially Owned       Common Stock And
                                          ------------------        ------------------------         Common Stock
                                                                                                   Beneficially Owned
                                                                                                   ------------------

                                                        Percent of                 Percent of
Directors and Named Executive Officers      Shares        Class       Shares          Class
--------------------------------------      ------      ----------    ------       ----------


Leslie B. Otten (1)(6)                     2,716,530       15.6%     14,760,530          100%              54.4%

Christopher E. Howard (2)                    150,450       1.0%           ---             ---                *

Thomas M. Richardson (5)                     101,600         *            ---             ---                *

Burton R. Mills (2)                           60,240         *            ---             ---                *

G. Christopher Brink(2)                       80,240         *            ---             ---                *

Martel D. Wilson, Jr.(4)                      10,500         *            ---             ---                *

Gordon M. Gillies(2)                           2,500         *            ---             ---                *

Christopher J. Nassetta(2)                     2,500         *            ---             ---                *

Joel B. Alvord(2)(4)                           6,500         *            ---             ---                *

David B. Hawkes                                  500         *            ---             ---                *

Directors  and  Executive  Officers as a
Group (10 persons) (3)                     3,131,560      17.6%       14,760,530        100%              55.0%

-----------------------------------------
* Less than one percent


(1) Includes 1,853,197 shares of Common Stock issuable under exercisable options granted under the Company's Stock Option Plan. Also includes 30,000 shares owned by Albert Otten Trust f/b/o Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,060 shares of Common Stock issuable under exercisable options granted under Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr.
     Otten disclaims beneficial ownership.

(2) All shares of Common Stock beneficially owned by such person are issuable under exercisable options granted under the Stock Option Plan.

(3) Includes 2,254,427 shares of Common Stock issuable under exercisable options granted under the Stock Option Plan.

(4) Includes 2,500 shares of Common Stock issuable under exercisable options granted under the Stock Option Plan.

(5) Includes 100,300 shares of Common Stock issuable under exercisable options granted under the Stock Option Plan.

(6) As of October 15, 1998, all of Mr. Otten's Common Shares and 9,200,000 of Mr. Otten's Class A shares were pledged to secure a margin loan from ING (U.S.) Capital Corporation, the proceeds of which were used by Mr. Otten to purchase approximately 833,333 shares of Common Stock of the Company in the Company's initial public offering on November 6, 1998. A default under this loan which is not cured within any applicable grace period would entitle ING to realize on this pledge and could result in a change in control of the Company.


                     INFORMATION AS TO CERTAIN SHAREHOLDERS

         Set forth below is certain information with respect to the only persons known to the Company who owned beneficially more than five percent of any class of the Company's voting securities as of October 1, 1998.


                                          Common Stock              Class A Common                 Percent Of Class A
                                          Beneficially Owned        Stock Beneficially Owned       Common Stock And
                                          ------------------        ------------------------       Common Stock
                                                                                                   Beneficially Owned
                                                                                                   ------------------
                                                       Percent of                    Percent of
Five Percent Shareholders                 Shares          Class     Shares             Class
-------------------------                 ------       ----------   ------           ----------


Leslie B. Otten  (1)                      2,716,530       15.6%     14,760,530          100%              54.4%
American Skiing Company
P.O. Box 450
Bethel, ME 04217

Madeleine LLC (2)                         3,701,546       20.7%          ---             ---              11.3%
c/o Cerberus
450 Park  Avenue
New York, NY  10022

State of Wisconsin Investment Board       2,525,000       16.3%          ---             ---              8.3%
 P.O. Box 7842
 Madison, WI 53707

Fusion Capital Management Inc.            1,063,700       6.9%           ---             ---              3.5%
 237 Park Avenue
 Suite 801
 New York, New York 10012


(1) Includes 1,853,197 shares of Common Stock issuable under exercisable options granted under the Stock Option Plan. Also includes 30,000 shares owned by Albert Otten Trust f/b/o Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,060 shares of Common Stock issuable under exercisable options granted under Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr. Otten disclaims beneficial ownership.
(2) Includes 2,348,746 shares of Common Stock issuable upon the conversion of such holder's shares of 10 1/2% Convertible Preferred Stock. Does not include up to 1,530,767 additional shares of Common Stock issuable upon conversion of the Company's 10 1/2% Convertible Preferred Stock as a result of the accrual of cumulative dividends thereon to the scheduled mandatory redemption of such preferred stock.

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

         The Board of Directors of the Company held a total of 9 meetings during the fiscal year ended July 26, 1998 ("Fiscal 1998"), four of which were held subsequent to the November, 1997 initial public offering of the Company's Common Stock. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee.

         The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) establish and review the activities of the independent auditors and the internal auditors; (ii) review and approve the format of the financial statements to be included in the annual report to the shareholders; (iii) review recommendations of the independent auditors and responses of management; (iv) review and discuss the Company's financial reporting, loss exposures and asset control with the auditors and management; (v) monitor the Company's program for compliance with policies on business ethics; and (vi) direct and supervise any special investigations the Committee deems necessary. The members of the Audit Committee are Messrs. Nassetta and Gillies. Mr. Otten is an ex-officio member of the Audit Committee. The Audit Committee held its initial meeting in August, 1998.

         The Compensation Committee is authorized and directed to: (i) review and report to the Board on the Company's programs for attracting, retaining and promoting executives, and for developing future senior management; (ii) review and make recommendations to the Board regarding compensation for the chief executive officer and other inside directors; (iii) review and approve performance targets, participation and level of awards for long-term incentive award plans; (iv) review, approve and report to the Board concerning administration of compensation programs; and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The members of the Compensation Committee are Messrs. Alvord, Wilson and Otten (ex-officio). The Compensation Committee held its initial meeting in August, 1998.

         The Nominating Committee is authorized and directed to screen, on behalf of the Board, candidates for election to the Board for regularly scheduled elections or to fill vacancies on the Board. The Board is ultimately responsible for nominating new members and filling vacancies. In addition, the Nominating Committee annually reviews employment and other relationships of directors, to assure there is no current relationship between any non-employee director and the Company that would comprise the independence of any director. The members of the Nominating Committee are Messrs. Alvord, Gillies, Nassetta, and Otten (ex-officio). Shareholder nominees for Board positions are accepted by the Nominating Committee. Nominees for the next annual meeting should be addressed to the Nominating Committee c/o Christopher Howard, Secretary, American Skiing Company and delivered to the Company's executive offices prior to July 7, 1999. The Nominating Committee's first meeting was in August, 1998, to consider potential nominees for vacant Board positions and to recommend to the Board the appointment of Mr. Wilson as a Director.

         During Fiscal 1998 all of the persons who were directors of the Company at the times of such meetings attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically.

         The Company reimburses each member of the Board of Directors for expenses incurred in connection with attending Board and committee meetings. Directors receive $5,000 for attendance at each meeting of the Board, unless attendance is via telephone. The Company grants options to purchase 2,500 shares of Common Stock to non-employee directors upon their election and re-election to the Board of Directors. The stock options are fully vested at the time of granting and have a term of 10 years with an exercise price not less than fair market value as of the date of the grant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 1998, except that Messrs. Otten, Howard, Brink, Cook, Richardson and Mills each filed one late report on Form 3, and Messrs. Alvord, Nassetta and Gillies each failed to make one required filing on Form 3 and each filed one late report on Form 4.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         In June 1996, Sunday River Skiway Corporation, a subsidiary of the Company ("SRSC"), issued an unsecured demand note to Mr. Otten obligating SRSC to pay to Mr. Otten a total of $5.2 million. Interest on the note is calculated at 5.4% per annum. The note was issued to Mr. Otten for an amount equal to the income taxes to be paid by him in 1996 and 1997 with respect to the income of SRSC as an S corporation which was converted to a C corporation. The remaining principal amount of such note, as of July 26, 1998, was approximately $1.8 million.

         Christine Otten, Mr. Otten's spouse, is employed by the Company as its director of retail buying and is principally involved in its retail sales activities. During fiscal years 1996, 1997 and 1998, Ms. Otten received total compensation of $54,577, $51,600 and $51,600, respectively. In the first quarter of fiscal 1998, the Company granted Ms. Otten options to purchase up to 20,060 shares of Common Stock at a price of $2.00 per share. Ms. Otten is fully vested with respect to these shares. The options granted to Ms. Otten include a cash payment on the date of exercise to cover Federal and State income tax liability generated by exercising the options.

         Western Maine Leasing Co., a corporation wholly owned by Mr. Otten, presently leases items of heavy equipment to SRSC under short-term leases on terms believed by management to be comparable to those that could be obtained by SRSC from unaffiliated lessors of such equipment. In fiscal 1996, 1997 and 1998, payments under such leases totaled $37,000, $24,000 and $17,000, respectively.

         SRSC provides lodging management services for Ski Dorm, Inc., a corporation owned by Mr. Otten and his mother, which owns a ski dorm located near the Sunday River resort, on terms believed by management to be comparable to those that would be offered by SRSC to unaffiliated entities. In fiscal 1996, 1997 and 1998, payments by Ski Dorm, Inc., to SRSC totaled $90,000, $258,000 and $2,000, respectively. In addition, Ski Dorm, Inc., issued to SRSC a promissory note in 1995 in the principal amount of $265,000, of which $250,000 was outstanding at October 1, 1998. Such note is secured by a mortgage on real estate and related improvements owned by Ski Dorm, Inc. Interest on the note is charged at the prime rate plus 1 1/2% and principal and any accrued interest are due in December 1999.

         Mr. Otten borrowed funds from ING (U.S.) Capital Corporation to purchase Common Stock in the Company's IPO, and has pledged shares of Common Stock and Class A Common Stock to secure the loan. In connection with the loan, the Company entered into a registration rights agreement with the lender containing customary provisions pursuant to which the lender will have the right to require the Company to register with the Securities and Exchange Commission, at the Company's expense, the shares pledged by Mr. Otten to secure the loan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

         The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other four highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 1998 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

    Name and Principal      Fiscal            Annual Compensation                        Long-Term Compensation
         Position           Year              -------------------                        ----------------------
    ------------------      ------    Salary        Bonus      Other annual    Restricted       Securities        All other
                                      ------        -----      compensation   Stock Awards      underlying       Compensation
                                                               ------------   ------------     Options/SARs      ------------
                                                                                               ------------
Leslie B. Otten             1998   $386,538.56       $---     $10,000.00(2)        ---          1,853,197            ---
 President and
 Chief Executive Officer    1997   $350,000.00       $---          $---            ---             ---               ---


Thomas M. Richardson        1998    $218,846.22   $30,000.00  $10,000.00(2)        ---           100,300             ---
 Chief Financial Officer    1997    $170,000.00      $---          $---            ---             ---               ---

Christopher E. Howard,      1998    $223,076.83   $61,271.25  $10,000.00(2)        ---           150,450             ---
   Chief Administrative
   Officer                  1997    $150,000.00      $---          $---            ---             ---               ---

Burton R. Mills             1998    $191,923.11      $--      $227,955.52(1)       ---            80,240             ---
   Senior Vice President
   - Mountain Operations    1997    $170,000.00      $---          $---            ---             ---               ---

G. Christopher Brink        1998    $191,923.11      $--           $--             ---            80,240             ---
   Senior Vice President
   - Marketing              1997    $170,000.00      $---          $---            ---             ---               ---


(1) Represents compensation resulting from cash payment to cover individual Federal and State income tax liability generated by exercising stock options.

(2) Represents fees paid to such employee for attendance at meetings of the Board of Directors of the Company.


         The following table sets forth information concerning individual grants of stock options made under the 1997 Stock Option Plan during Fiscal 1998 for services rendered during Fiscal 1998 by each of the Named Executive Officers.


                                         OPTION GRANTS DURING FISCAL 1998

                              Individual Grants                                    Potential realizable value at
                                                                                assumed annual rates of stock price
                                                                                 appreciation for option term (1)

NAME                   NUMBER OF       % OF TOTAL     EXERCISE    EXPIRATION       0% ($)          5% ($)          10% ($)
                       SECURITIES      OPTIONS/          OR          DATE
                       UNDERLYING          SARS      BASE PRICE
                       OPTIONS/         GRANTED TO     ($/SH)
                       SARS GRANTED     EMPLOYEES
                       (#)                DURING
                                       FISCAL 1998

Leslie B. Otten          1,853,197         71.7%       $18.00       08/01/07    $---           $20,978,381.00   $53,163,337.00

Christopher E. Howard(2)   150,450          5.8%        $2.00       08/01/07    $2,407,200.00   $4,110,310.00    $6,723,214.00

Thomas M. Richardson (2)   100,300          3.9%        $2.00       08/01/07    $1,604,800.00   $2,740,206.00    $4,482,143.00

Burton R. Mills (2)         80,240          3.1%        $2.00       08/01/07    $1,283,840.00   $2,192,165.00    $3,585,714.00

G. Christopher  Brink (2)   80,240          3.1%        $2.00       08/01/07    $1,283,840.00   $2,192,165.00    $3,585,714.00



(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's Common Stock price.
(2) The options granted to these Named Executive Officers include a cash payment on the date that the options are exercised to cover individual Federal and State income tax liability generated by exercising the options.

      The following table sets forth information concerning each exercise of stock options during Fiscal 1998 by each of the Named Executive Officers and the value of unexercised options at July 26, 1998.


            AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR ENDED
            JULY 26, 1998, AND OPTION/SAR VALUES AS OF JULY 26, 1998


NAME                          SHARES ACQUIRED     VALUE          NUMBER OF             VALUE OF
----                           ON EXERCISE        REALIZED        SECURITIES            UNEXERCISED
                              (#)                  ($)          UNDERLYING           IN-THE-MONEY
                              --------------      --------      UNEXERCISED          OPTIONS/SARS (2)
                                                                OPTIONS/SARS (2)     ---------------
                                                                ---------------

Leslie B. Otten                     N/A              ---         1,853,197/0           $---

Christopher E. Howard               N/A              ---           150,450/0           $1,589,128.13

Thomas M. Richardson                N/A              ---           100,300/0           $1,059,418.75

Burton R. Mills                     20,000        $246,103.40       60,240/0             $636,285.00

G. Christopher Brink                N/A              ---            80,240/0             $847,535.00


(1) The "Value of Unexercised In-the-Money Options/SARs at July 26, 1998" was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at July 24, 1998, of $12 9/16 and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option. (2) All of such Options/SARs are exerciseable.


                              EMPLOYMENT AGREEMENTS

         The Company does not currently have any employment agreements in place with its executive officers. The Compensation Committee of the Board of Directors is currently considering proposed employment agreements between the Company and Messrs. Otten and Howard.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of Messrs. Alvord and Wilson, with Mr. Otten acting as an ex-officio member. The Committee is responsible for establishing and administering the Company's executive compensation programs and determining awards under the Company's 1997 Stock Option Plan.

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             COMPENSATION PHILOSOPHY

         The Committee's compensation philosophy is designed to support the Company's primary objective of creating long term value for shareholders. The Committee follows a three-pronged compensation strategy applicable to the Company's executive officers, including the Chief Executive Officer ("CEO"), whereby each executive officer of the Company is compensated through three separate but related compensation schemes:

          First, each executive officer receives a base salary consistent with his or her core responsibilities;

          Second,  a  short  term  bonus,   generally  determined  annually,  is
          established   to  provide   reward  and  incentive  for  shorter  term
          productivity;

          Third, stock options are awarded under the Company's 1997 Stock Option Plan to provide a longer term incentive and reward longer term Company loyalty and performance.

         This  strategy  is  intended  to:  (i)  attract  and  retain   talented
executives; (ii) emphasize pay for performance; and (iii) encourage management stock ownership.

         The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of these tax laws and has taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The Company's 1997 Stock Option Plan qualifies for tax deductibility. The following are descriptions of the Company compensation programs for executive officers, including the CEO.

                                   BASE SALARY

         The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry and the real estate development industry. The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.


                                   BONUS PLAN

         The Company has established an incentive compensation plan for executive officers of the Company, which is designed to provide rewards for shorter term productivity by key employees. The plan provides for payment of cash bonuses to executive officers if certain performance objectives established for each individual are met. Such objectives include maximization of the Company's EBITDA, development and sale of real estate assets, and consummation of strategic acquisitions which are accretive to earnings of the Company.

                                STOCK OPTION PLAN

         The Company's 1997 Stock Option Plan is designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information.


                                                         Compensation Committee

                                                              Joel Alvord
                                                              Martel Wilson


                                PERFORMANCE GRAPH

         The following graph compares the performance of the Company's Common Stock to the Russell 2000 and the Company's Peer Group Index*.

                                     GRAPHIC


                       SKI               Russell 2000            Peer Group*
                       ---               ------------            ----------

11/4/97                100                    100                    100


11/30/97               85                     97                      99


12/31/97               88                     99                      97

1/31/98                81                     97                      97

2/28/98                88                     104                    108

3/31/98                99                     109                    116

4/30/98                91                     109                    114

5/31/98                79                     103                    109

6/30/98                76                     103                    113

7/24/98                74                     99                     102

         *The Company's Peer Group Index performance is weighted according to market capitalization.

         The total return graphic is presented for the approximate eight-month period since the Company's initial public offering. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, and the Company's Peer Group. The Company's Peer Group, as selected by the Company, is comprised of Vail Resorts, Inc., Intrawest Corp., Fairfield Communities, Inc., Vistana Inc., Florida Panthers Holdings, Premier Parks, Inc., and Cedar Fair, L.P. The Company has selected this Peer Group because these companies operate in the Resort/Leisure/Hospitality sector or the Resort Real Estate Development sector. The Company included The Russell 2000 in the graph because the Company is included in such index and because there is no industry index for the Company's business. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group index results. Historical stock performance during this period may not be indicative of future stock performance.

                                 PROPOSAL NO. 2.
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, based on the recommendation of the Audit Committee, has voted to retain PricewaterhouseCoopers, L.L.P. to serve as the Company's independent public accountants for the fiscal year ending July 25, 1999. PricewaterhouseCoopers, L.L.P. expects to have a representative at the Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

         It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers, L.L.P. as the Company's independent public accountants for the fiscal year ended July 25, 1999.



                          FUTURE SHAREHOLDER PROPOSALS

         The Company anticipates that its proxy statement for the next annual meeting will be released to shareholders no later than November 5, 1999 and, accordingly, shareholder proposals for the next Annual Meeting must be received by the Secretary of the Company no later than July 7, 1999.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                                          By Order of the Board of Directors



                                          /s/ Christopher E. Howard
                                         Christopher E. Howard
                                         Senior Vice President, General Counsel
                                         and Clerk


November  8, 1998

                                      PROXY

                             AMERICAN SKIING COMPANY

       Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders--December 8, 1998


The undersigned holder of COMMON STOCK hereby constitutes and appoints Leslie B. Otten and Christopher E. Howard, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Skiing Company, to be held at the Jordan Grand Hotel, Newry, Maine 04261, on Tuesday, December 8, 1998 at 9:00 a.m. Eastern Time and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.


SEE REVERSE SIDE                                               SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[x]      Please mark votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s); If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


         1.       Election of Common Directors
                  Nominees:  Christopher Nassetta, Joel Alvord, David Hawkes

     FOR ALL NOMINEES  [   ]                   [   ] WITHHELD FROM ALL NOMINEES


     [    ]
           --------------------------------------
           For all nominees except as noted above


2. Ratification of appointment of PricewaterhouseCoopersL.L.P. as independent public accountants.

                           FOR              AGAINST           ABSTAIN
                          [   ]              [   ]             [   ]


3. In their discretion, upon other matters as they properly come before the meeting.

                           FOR              AGAINST           ABSTAIN
                           [   ]            [   ]              [   ]


         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [   ]

         MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [   ]

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature:                       Date:
          ----------------------      ------------

Signature:                       Date:
          --------------------        -----------